Distribution Financial Services RV Trust 1999-3
September 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                          $368,198,879.20
Beginning Pool Factor                                                0.98309314

Distribution Allocable to Principal on Notes
             Prior                                     Current
Class    Principal Payment $1000 of orig.prin.bal. Principal Payment $1000 of orig.prin.bal.
A-1         $0.00              0.0000000             $5,950,628.89   199.4646500
A-2         $0.00              0.0000000                     $0.00     0.0000000
A-3         $0.00              0.0000000                     $0.00     0.0000000
A-4         $0.00              0.0000000                     $0.00     0.0000000
A-5         $0.00              0.0000000                     $0.00     0.0000000
A-6         $0.00              0.0000000                     $0.00     0.0000000
  B         $0.00              0.0000000                     $0.00     0.0000000
  C         $0.00              0.0000000                     $0.00     0.0000000

Distribution Allocable to Interest on Notes
                   Prior                                   Current
Class   Rate  Interest Payment $1000 of orig.prin.bal. Interest Payment $1000 of orig.prin.bal.
A-1     5.32%        $0.00           0.0000000            $104,265.46     3.4949710
A-2     5.97%        $0.00           0.0000000            $499,161.65     4.9750000
A-3     6.43%        $0.00           0.0000000            $259,718.42     5.3583330
A-4     6.65%        $0.00           0.0000000            $479,952.67     5.5416670
A-5     6.76%        $0.00           0.0000000            $211,728.83     5.6333330
A-6     6.88%        $0.00           0.0000000            $314,456.13     5.7333333
  B     7.17%        $0.00           0.0000000             $55,943.93     5.9750000
  C     7.92%        $0.00           0.0000000             $49,440.60     6.6000000

Note Balance After Giving Effect to Principal Distribution
Class    Beginning Bal      Pool Factor  Ending Balance   Pool Factor
A-1        29,833,000.00     1.0000000    $17,550,226.86   588.2823337
A-2       100,334,000.00     1.0000000   $100,334,000.00     1.0000000
A-3        48,470,000.00     1.0000000    $48,470,000.00     1.0000000
A-4        86,608,000.00     1.0000000    $86,608,000.00     1.0000000
A-5        37,585,000.00     1.0000000    $37,585,000.00     1.0000000
A-6        54,847,000.00     1.0000000    $54,847,000.00     1.0000000
  B         9,363,000.00     1.0000000     $9,363,000.00     1.0000000
  C         7,491,000.00     1.0000000     $7,491,000.00     1.0000000

Servicing Fee                                             $153,416.20
Servicing Fee Per $1,000 of Orig.Note                       0.4096222

Realized Losses                                                 $0.00

Reserve Account Balance                                 $4,055,632.28

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period            $8,656,941.96
      Interest Payments Received                        $2,706,313.07
      Scheduled Principal Payments Received             $2,011,915.88
      Principal Prepayments Received                    $3,938,713.01

Distribution to Residual Interestholders                        $0.00

Noteholders' Interest Carryover Shortfall                       $0.00
Noteholders' Interest Carryover Shortfall
Per $1,000 Note                                             0.0000000

Aggregate Purchase Amounts for Receivables
that were purchased in related Collection Period                $0.00

Ending Pool Balance                                   $362,248,250.31
Ending Pool Factor                                         0.96720492